UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

SVI MEDIA, INC.
(Formerly Oxford Media, Inc.)
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	000-51125 (Commission File Number)	20-3270909 (I.R.S. Employer Identification Number)

1520 W. Altorfer Drive
Peoria, Illinois 61615-1529
(Address of principal executive offices) (Zip Code)

(800) 255-1143
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to Item 5.02 of this Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 12, 2007, the board of directors of the company elected Michael T. Harding as a director of SVI Media, Inc. and its wholly owned subsidiary, OxfordSVI, Inc. (collectively, the “Companies”), subject to the Bankruptcy Court’s approval of debtor-in-possession financing.  Mr. Harding was also appointed President and Chief Executive Officer of the Companies, effective December 13, 2007.

In 1996, Mr. Harding founded Millennium Media, Inc., a media management and operations company specializing in turnarounds and underperforming media companies, and has served as its President and Chief Executive Officer since founding the company.  Mr. Harding has not been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-B.

The Companies and Mr. Harding entered into an employment agreement, effective December 13, 2007, under which Mr. Harding will serve as President and Chief Executive Officer of the Companies for a three-year term with two, one-year options to renew.  Mr. Harding will receive compensation under the agreement of $150,000 annually, subject to annual increases of not less than the annualized consumer price index at the discretion of the board of directors.  Additionally, Mr. Harding’s base salary shall increase to $175,000 annually upon the first month the Companies return to profitability as measured by the attainment of positive EBITDA.

Under the employment agreement, Mr. Harding will also receive a stock option equal to three percent (3%) of the number of fully diluted shares of common stock of SVI Media, Inc. issued to secured creditors upon emerging from Chapter 11 bankruptcy.  The strike price of these options will be determined by dividing $16 million by the total number of fully diluted shares of common stock of SVI Media, Inc. issued upon emerging from Chapter 11 bankruptcy.

Also effective December 13, 2007, the Companies entered into an Assignment and Consent to Executive Employment Agreement with Millennium Media, Inc.  Under this agreement, Millennium agreed to consent to the employment agreement between the Companies and Mr. Harding, and the Companies agreed to pay Millennium $75,000 annually, payable on a monthly basis while the employment agreement is in force and effect.  The Companies also agreed to pay Millennium an employment agency fee of $22,250, which is refundable in the event the employment agreement is terminated within one year pursuant to a change of control event as defined in the employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SVI MEDIA, INC.
(Registrant)

/s/ TROY A. BEHNKE
Troy A. Behnke
Executive Vice President

DATE: December 18, 2007